Exhibit 10.1

Summary of 2005 Executive Officer Base Salaries

The following is a summary of the 2005 base salaries established for the executive officers of Adolor Corporation. For additional information regarding the compensation of the Company’s executive officers, please refer to the Company’s Proxy Statement relating to the 2005 Annual Meeting of Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Name and Principal Position	2005 Base Salary
Bruce A. Peacock	$399,500
President, Chief Executive Officer and Director

David Jackson	$348,150
Senior Vice President, Research & Development

Michael R. Dougherty	$318,000
Senior Vice President, Chief Operating Officer and Chief Financial Officer

Martha E. Manning	$266,750
Senior Vice President, General Counsel and Secretary

James A. Barrett	$338,000
Senior Vice President, Chief Scientific Officer and President, Research